LightPath Technologies, Inc. 8-K

Exhibit 99.1

For Immediate Release

LightPath Technologies Announces Addition of New Director to Board

Craig Dunham, Experienced Photonics Executive, Joins Board of Directors

ORLANDO, FL – May 3, 2016 --LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical components and high-level assemblies, today announced it has appointed Mr. Craig Dunham to its Board of Directors (the “Board”), effective April 28, 2016. An experienced photonics executive, Mr. Dunham will also serve on LightPath’s audit committee. Mr. Dunham will fill a vacancy created by the Board when it expanded its size from seven to eight directors. With the addition of Mr. Dunham, the Company’s Board will have eight directors, seven of whom are independent as defined by the NASDAQ Listing Rules.

In his role as the former Chief Executive Officer of Dynasil Corporation, Mr. Dunham led the company in growing its revenue from $2 million to $43 million over a 6-year period. Mr. Dunham also has significant optical business experience. While at Dynasil Corporation and Corning Incorporated, Mr. Dunham led or was a key member of the teams that completed eight successful photonics acquisitions, demonstrating his successful track record in executing and integrating acquisitions.

Bob Ripp, Chairman of LightPath’s Board of Directors, stated; “I am pleased that Mr. Dunham will join our Board. LightPath is strategically positioned to accelerate sales growth and improve financial returns and cash flow generation. I am impressed with Mr. Dunham’s experience and knowledge of the photonics market, and believe he will be very beneficial in discussions to implement actions to achieve enhanced results.”

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “We are delighted to welcome Mr. Dunham to our Board. We will benefit from his experience in optics and M&A transactions. As LightPath’s CEO, I am fortunate to have direct access to people of his caliber and believe he will strengthen an already strong Board.”

Mr. Dunham stated, “I am excited to join LightPath’s Board. As I have worked with the Board and management over the last two years as a consultant to the Board, I have come to appreciate the team and the potential of LightPath.”

About LightPath Technologies:

LightPath Technologies, Inc. (NASDAQ: LPTH) provides optics and photonics solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Company Contact:

Jim Gaynor

President & CEO

jgaynor@lightpath.com

407-382-4003 x377

Investor Contact:

Jordan Darrow

Darrow Associates, Inc.

jdarrow@darrowir.com

631-367-1866